Exhibit 99.1

JOINT FILING AGREEMENT

Under Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, the undersigned agree to the joint filing of this Schedule 13D with respect to the shares of Common Stock, par value $0.0001 per share, of NRC Group Holdings Corp. beneficially owned by each of them.

IN WITNESS WHEREOF, the undersigned executed this Joint Filing Agreement as of October 26, 2018.

JFL-NRC-SES Partners, LLC

By:	/s/ David Rattner
Name:	David Rattner
Title:	Secretary

JFL-NRC Partners, LLC

By:	/s/ David Rattner
Name:	David Rattner
Title:	Secretary

JFL-NRC (JA) Holdings, LLC

By:	/s/ David Rattner
Name:	David Rattner
Title:	Secretary

JFL-NRC Int. (JA) Holdings, LLC

By:	/s/ David Rattner
Name:	David Rattner
Title:	Secretary

JFL-SES Partners, LLC

By:	/s/ David Rattner
Name:	David Rattner
Title:	Secretary

JFL-SES Holdings, LLC

By:	/s/ David Rattner
Name:	David Rattner
Title:	Secretary

JFL-SES (JA) Holdings, LLC

By:	/s/ David Rattner
Name:	David Rattner
Title:	Secretary

JFL-SES Int. (JA) Holdings, LLC

By:	/s/ David Rattner
Name:	David Rattner
Title:	Secretary

JFL AIV Investors III-JA, L.P.

By: JFL GP Investors III, LLC

Its: General Partner

By:	/s/ David Rattner, attorney-in-fact
Name:	David Rattner

JFL GP Investors III, LLC

By:	/s/ David Rattner, attorney-in-fact
Name:	David Rattner

JFL GP Investors IV, LLC

By:	/s/ David Rattner, attorney-in-fact
Name:	David Rattner

JFL Equity Investors IV, L.P.
By: JFL GP Investors IV, LLC
Its: General Partner

By:	/s/ David Rattner, attorney-in-fact
Name:	David Rattner

JFL-NRCG Holdings III, LLC

By:	/s/ David Rattner
Name:	David Rattner
Title:	Secretary

JFL-NRCG Holdings IV, LLC

By:	/s/ David Rattner
Name:	David Rattner
Title:	Secretary

JFL-NRCG Annex Fund, LP

By: JFL GP Investors III, LLC

Its: General Partner

By:	/s/ David Rattner, attorney-in-fact
Name:	David Rattner